Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the following Registration Statements:

(1) Registration Statement (Form S-3 No. 333-152165) of Kirkland’s, Inc. pertaining to a registration to sell 2,641,032 shares of common stock by certain selling shareholders,

(2) Registration Statement (Form S-3 No. 333-111245) of Kirkland’s, Inc. pertaining to a registration to sell 4,517,604 shares of common stock by certain selling shareholders,

(3) Registration Statement (Form S-8 No. 333-100157) of Kirkland’s, Inc. pertaining to the 1996 Executive and Non-Qualified Stock Option Plan, the 2002 Equity Incentive Plan, the Employee Stock Purchase Plan, and certain outstanding stock options,

(4) Registration Statement (Form S-8 No. 333-128120) of Kirkland’s, Inc. pertaining to the Executive Nonqualified Excess Plan,

(5) Registration Statement (Form S-8 No. 333-189285) of Kirkland’s, Inc. pertaining to the 2002 Equity Incentive Plan,

(6) Registration Statement (Form S-8 No. 333-217082) of Kirkland's, Inc. pertaining to the Employee Stock Purchase Plan,

(7) Registration Statement (Form S-8 No. 333-230619) of Kirkland's, Inc. pertaining to the Employee Stock Purchase Plan,

(8) Registration Statement (Form S-8 No. 333-232225) of Kirkland's, Inc. pertaining to the 2002 Equity Incentive Plan, and

(9) Registration Statement (Form S-8 No. 333-236773) of Kirkland's, Inc. pertaining to the Employee Stock Purchase Plan;

of our report dated March 26, 2021, with respect to the consolidated financial statements of Kirkland’s, Inc. included in this Annual Report (Form 10-K) of Kirkland’s, Inc. for the fiscal year ended January 30, 2021.

/s/ Ernst & Young LLP

Nashville, Tennessee

March 26, 2021